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                                 Exhibit 10.20


                              OPERATING AGREEMENT

        This OPERATING AGREEMENT (the "Agreement") is made and entered into to be effective as of the 15th day of April 1995 (the "Effective Date"), between MTS, Inc., a California corporation, dba Tower Records/Book/Video ("Tower") and The Good Guys, Inc., a Delaware corporation ("TGGI"). Wilton Company Sahara, a Nevada Limited-Liability Company is hereinafter referred to as the "Developer". Tower and TGGI are sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party." Except as otherwise provided herein, the terms utilized in this Agreement shall have the same meaning as set forth in the Leases (as defined below) between the Parties and Developer.

                                R E C I T A L S
        A. Developer has executed a lease with TGGI with an Effective Date of February 23, 1995 (the "TGGI Lease") for certain premises (the "TGGI Premises") located in the building to be constructed by the Developer at the corner of Sahara and Decatur, Las Vegas, Nevada (the ""Building").

        B. Developer has also executed a lease with Tower with an Effective Date of February 22, 1995 (the "Tower Lease") for certain premises (the "Tower Premises") located in the Building that are adjacent to the TGGI Premises.

            The TGGI Premises and the Tower Premises are sometimes hereinafter referred to collectively as the "Premises" and the TGGI Lease and the Tower Lease are sometimes hereinafter collectively referred to as the "Leases".

        C. TGGI and Tower desire to set forth their agreements regarding access to and the conduct of their businesses in their respective Premises and to obtain the consent and agreement of the Developer with respect to such operations.

        NOW, THEREFORE, the Parties hereto, and, where specified, the Developer, have agreed as follows.

        1. Initial Construction. The Parties have approved the design of the shell of the Building which Developer has agreed to construct in a first class manner pursuant to the Leases and the plans, a list of which is attached hereto a Exhibit A (the "Building Shell Plans"). TGGI and Tower have approved the Plans for the layout and design of interior space within their respective Premises and a list of such plans is attached hereto as Exhibit B (the "Interior Space Plans"). Any changes to the Building Shell Plan shall be subject to the approval of TGGI and Tower.


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        Upon satisfaction of the conditions set forth in the Tower Lease and in the TGGI Lease, Developer will (1) construct the Building pursuant to the Building Shell Plans, (2) construct the Common Areas (as defined in the
Leases), and (3) construct or cause to be constructed as soon as reasonably possible the balance of the improvements on Pads A and B (as defined in the Leases) provided that on an interim basis Parcel A and Parcel B shall be rough graded and treated by Developer to avoid blowing dust and sand, and utilities to the site shall be installed by Developer. TGGI and Tower will construct their respective Tenant Improvements pursuant to the terms of their respective Leases. The Parties will coordinate their construction efforts and cooperate with respect to the selection of contractors, appropriate course of construction insurance, the scheduling of construction and related matters in order to provide for a coordinated opening of the TGGI and Tower stores within their respective Premises.

        2. Joint Opening. It is the intent of the Parties to conduct a joint opening of the stores within their respective Premises. Each Party shall use all reasonable efforts and due diligence to obtain such result.

        3.  Use of Space and Alterations.  As shown in the Interior Space
Plans, space within the Tower Premises will be dedicated to the sale of TGGI products and space within the TGGI Premises will be dedicated to the sale of Tower products. Additionally, portions of the Tower Premises and the TGGI Premises and a portion of the Common Area (as defined in the Tower Lease and the TGGI Lease) may be utilized for a cafe/coffee bar (the "Cafe") to be operated by an independent third party unless otherwise agreed by the parties; the space within the Building to be utilized for the Cafe is shown on the Interior Space Plans. The operator of the Cafe may also be permitted by Tower and TGGI to locate non-permanently attached kiosks or similar type of facilities containing not more than two hundred (200) square feet of area on the sidewalk portion of the Common Area adjacent to the Building. Tower and TGGI may also permit the operator of the Cafe to install a drive through facility adjacent to the Building as more particularly set forth in the Tower Lease and the TGGI Lease, provided the drive through facility shall be subject to the permitting requirements of the City of Las Vegas and shall not materially reduce the number of parking spaces available in the Common Area. All such installations shall be subject to approval of the Parties as to size, location(s), design, signage and other terms and conditions. Proceeds of all operations of the Cafe shall be divided equally between Tower and TGGI.

        Changes to the Interior Space Plans which materially affect the designated location of the Cafe or the location of each Party's display of products within the other Party's Premises will be subject to mutual review and approval, provided that if approval thereof is not obtained and the Party that requested the change is not willing to withdraw its request, then either
(i) the Party in whose Premises such products are displayed may remove such products and deliver such products to the other Party following five (5) days notice of the requirement for such consent, or (ii) the Party whose products are so displayed may remove such product from the other Party's Premises upon five (5) days prior written notice that such consent will not be granted.

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        4.  Common Name in Advertising.  TGGI and Tower are considering the utilization of a mutually acceptable common name for purposes of publicity and advertising and with respect to signage in the area designated on the Building Shell Plans for such purposes; the name tentatively approved by both Tower and TGGI is "WOW". WOW or such other mutually acceptable common name is hereinafter referred to as the "Common Name". The text, format and cost pertaining to advertising and publicity materials utilizing the Common Name shall be subject to the prior written approval of Tower and TGGI. Neither Tower nor TGGI shall utilize the Common Name in any other locations or with any other co-tenants or co-occupants, except with the prior written consent of Tower in the event TGGI wishes to so utilize the Common Name or the prior written consent of TGGI in the event Tower wishes to so utilize the Common Name. Nothing contained herein shall preclude Tower or TGGI from utilizing names other than the Common Name, with other co-tenants or co-occupants in other locations. Either TGGI or Tower shall, at its sole election, have the option to cause the use of the Common Name to be discontinued by both TGGI and Tower in the conduct of their businesses in their respective Premises. In such event both Tower and TGGI shall, as soon as reasonably practical after receipt of written notice to such effect, cease and desist from the utilization of the Common Name in any manner. In such event the sign(s) containing the Common Name shall be removed from the Building and the Shopping Center; the cost of removal shall be a Shared Expense (as hereinafter defined).

        5. Product Sales. TGGI and Tower will use their best efforts to mutually agree upon a point of sale system and a cash reconciliation system. Any changes to such approved systems shall be subject to the prior written consent of both Parties, provided that if the Parties cannot agree the systems shall be maintained separately.

        6. Employees. TGGI acknowledges that Tower employees may be selling TGGI inventory which is located in the Tower Premises. Tower acknowledges that TGGI employees may be selling Tower inventory which is located in the TGGI Premises. In no event shall such activity constitute a violation of the exclusive provisions of the TGGI Lease or the Tower Lease. Neither Party nor their employees shall be entitled to compensation from the other Party with respect to such sales. The Parties agree to cooperate in connection with such sales in order to be assured that the employees of each Party are competent and able to conduct such sales in a reasonably knowledgeable and expeditious manner.

        7. Operations. Each party shall designate a Store Manager for the store operated on its Premises. The duties of the TGGI Store Manager shall include the supervision of any matters pertaining to the physical condition of the Premises. The TGGI Store Manager shall consult with the Tower Store Manager on a regular basis so that matters requiring joint approval or involving considerations affecting both Premises are resolved to the satisfaction of both Parties. The specifications for any contracts to be let relative to the physical condition of the Building shall be developed jointly by Tower and TGGI; unless otherwise agreed contracts involving substantial financial commitments shall be subject to a mutually acceptable bid procedure and the selection of acceptable bids involving such substantial financial commitments shall be subject to the mutual approval of TGGI and Tower. In

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the event the TGGI Store Manager in consultation with the Tower Store Manager and/or the Chief Financial Officer of Tower is unable to resolve any matters to the mutual satisfaction of both Parties, such matters shall be referred by written notice to the persons to whom notices are to be sent pursuant to Section 17.g below for further discussion and resolution. If a mutually satisfactory resolution is not obtained, the Parties shall take steps to employ an expedited private mediation service to negotiate a binding resolution of the matter. In no event shall either Party be responsible in monetary damages as the result of the failure to agree so long as such Party is acting in good faith.

        8. Shared Expenses. Tower and TGGI will enter into contracts for the provision of certain common services at the Premises and to bear equally such expenses (the "Shared Expenses"). Such services include the following: (i) security for TGGI Premises and Tower Premises; (ii) use of outside contractors for interior janitorial and maintenance services; (iii) maintenance and repair of exterior signs; (iv) maintenance and repair of the heating, ventilating and air conditioning system, including replacement of units or portions thereof as required by the Leases; (v) repair and replacement of roof coverings if required pursuant to the terms of the Lease; (vi) utilities supplied to the Premises to the extent not separately metered to the TGGI Premises or the Tower Premises;
(vii) insurance expense pursuant to Article 12 of this Agreement; (viii) Common Area Expenses if TGGI and Tower elect to take over the operation of the Common Areas as provided in the Leases; and (ix) such other services as the Parties may deem appropriate to designate as Shared Expenses. The terms of the aforesaid contracts shall be subject to the mutual approval of the Parties and shall be supervised on an on-going basis by the TGGI Store Manager in consultation with the Tower Store Manager or the person(s) to whom notices are to be sent pursuant to Section 17.g below. Notwithstanding the foregoing, each Party may elect to have separate janitorial and maintenance contracts for services to be rendered within their respective Premises. Copies of all such contracts involving Shared Expenses shall be provided to the respective Store Managers and the person(s) to whom notices are to be sent pursuant to Section 17.g below. Nothing contained herein shall require TGGI to continue to provide the services of its Store Manager for such purposes; in the event TGGI elects to cease providing such services, the Parties shall determine by mutual agreement the procedure for resolving all such issues.

        To the extent that services to be rendered jointly to the TGGI Premises and the Tower Premises benefit disproportionately one of the Parties, the share to be borne by each Party may be adjusted on an equitable basis. To the extent that insurance to be carried pursuant to Section 12 below contains different coverages applicable to either of the Premises, an equitable adjustment to the portion to be borne by the Party requiring the greater coverage shall be made.

        9. Payments of Shared Expenses. Shared Expenses incurred pursuant to Sections 7 and 8 hereof shall be paid within fifteen (15) days of receipt of a statement therefore accompanied by copies of invoices pertaining thereto.

        Each Party reserves the right to audit the records of Shared


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expenses not more often than once per annum with such audit to be conducted within the three (3) year period following payment of any such obligation.

        10. Hours of Business. TGGI and Tower agree that the hours for the conduct of business within their respective Premises will be 9:00 a.m. to Midnight, seven (7) days per week. Those hours may be modified upon mutual agreement of the Parties. In the event one Party determines to open or close later than the other Party, reasonable provision for securing the unopened Premises shall be determined by mutual agreement.

        11. In-Store Promotions. Nothing contained herein shall be deemed to preclude either Party from conducting in-store promotions including live appearance by persons whose products may be sold within the TGGI Premises or the Tower Premises, provided that in such event (i) the Party conducting the promotion shall provide at least five (5) days prior written notice or other notice as may be mutually agreed in writing by the Parties together with such reasonable additional security services as may be required in connection with such appearance at the sole cost and expense of the Party conducting the promotion, and (ii) such promotion shall be conducted in such a manner that it will not unreasonably interfere with the operations of the other Party.

        12. Insurance. The Parties have agreed that the bodily injury and property damage insurance described in Section 12.1A of their respective Leases shall be carried pursuant to separate policies in which each Party names the other Party as an additional insured. In the event the Parties elect pursuant to
Section 12.4 of their respective Leases to carry Landlord's Property Insurance and/or Landlord's earthquake and flood damage insurance (as those terms are defined and/or referenced in Section 12.2 of their respective Leases), the expense related thereto shall be treated as a Shared Expense, subject to a mutually acceptable written agreement as to the deductibles with respect to earthquake and flood damage insurance.

        All policies of insurance delivered to either Party to this Agreement pursuant to this provision must contain a provision that the company writing said policy will give to the other Party twenty (20) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance.

        13. Separation. At any time during the Term of the TGGI Lease or the Tower Lease, as those Leases may be extended pursuant to their terms, either Party shall have the right upon sixty (60) days prior written notice to require the construction of a demising wall between the Premises. Upon election by a Party to cause the demising wall to be constructed, and upon such written notice thereof to the other Party, the Party so electing to construct the demising wall shall be entitled to proceed to construct such demising wall in a manner which will not unreasonably interfere with the operations of the other Party. All changes to the respective Premises of each Party, such as the relocation of entrances, modifications to signs, changes to utility systems or other components of the Building, necessitated by the separation of the Premises shall be made pursuant to plans and specifications prepared by the Party electing to construct the demising wall, such plans and specifications to be subject to the reasonable approval of Developer and the other Party. All construction shall be performed in

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accordance with all applicable Laws (as that term is defined in the Tower Lease and in the TGGI Lease). The construction of the demising wall shall be the obligation of the remaining Party if one of the Parties ceases the conduct of business in its Premises or if the Lease of one Party is terminated for any reason. Notwithstanding the foregoing, each Party shall bear an equal share of the cost of such construction (excluding interior painting or other decorative covering of such wall), such sum to be paid within thirty (30) days of receipt of a bill therefore accompanied by reasonable supporting data.

        14. Right of First Refusal. In the event any Party (the "Transferor") is in receipt of a valid, bona fide, acceptable written offer (the "Offer") to accept an assignment of its Lease or to sublease all or any portion of its Premises, other than an assignment or sublease pursuant to Section 16.2A of the Party's Lease, said offer shall be submitted in writing (the "Transfer Notice") simultaneously to the other Party (the "Optionee") and to Developer. The Optionee shall have the right to elect to (i) take the assignment of the Transferor's Lease or enter into the sublease as the case may be upon the terms and conditions set forth in the Offer, or (ii) take an assignment of the Transferor's Lease upon and subject to all of the terms and conditions set forth in the Lease if a change of use is included in the Offer; such rights shall be exercised (if at all) by delivery of a written notice of such exercise to Transferor within twenty (20) days of receipt of the Transfer Notice. If either right is exercised, the Transferor shall close its business in its Premises within ninety (90) days after execution by Tower, TGGI and Developer of the documents necessary to convey Transferor's interest in the subject Premises. Optionee's failure to so elect shall constitute a waiver of the right of first refusal with respect to the Offer so long as the transaction is consummated within ninety (90) days of the expiration of the twenty (20) day period. The failure to exercise the foregoing rights in any instance shall not relieve the Transferor or its successor from the obligations set forth herein with respect to any subsequent proposed assignment or sublease.

        15.  Default and Remedies.

             A. Default. The occurrence of any of the following events shall constitute a material default under this Agreement giving rise to the rights set forth in Section B below: (i) material breach of the TGGI Lease by TGGI that is not cured within any applicable cure period provided for in the Lease;
(ii) material breach of the Tower Lease by Tower that is not cured within any applicable cure period provided for in the Lease; (iii) abandonment or vacation of the Premises by either Party for eighteen (18) days or more other than in connection with a remodeling of the Premises or restoration following a casualty as set forth in Article 13 of the Leases; (iv) the filing for protection under the federal or state bankruptcy protection law which has a material detrimental effect upon the conduct of the business of the bankrupt Party in the Premises; (v) assignment of the Party's Lease or sublease of all or any interest in the Party's Premises in violation of the provisions of
Article 16 of the Party's Lease or Section 14 of this Agreement; or (vi) a material default in the terms of this Agreement which is not cured within ten
(10) days after written notice thereof.


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        In the event of a material default pursuant to Section 15A(vi) hereof, it is agreed that if any monetary default is cured within said ten (10) day period or if the Defaulting Party in good faith within said ten (10) day period commences to cure any non-monetary default and diligently proceeds therewith, then such Party shall not be deemed to be in default hereunder.

        Developer agrees that all times set forth in the Leases for the cure of a default thereunder shall be deemed extended for an additional ten (10) days period from the date Developer gives the Non-Defaulting Party written notice that the Defaulting Party has not cured its breach of its Lease with Developer in order to enable the NonDefaulting Party (as hereinafter defined) to exercise its remedies as provided for herein.

        B. Remedies. In the event of any such material default or breach by either Party beyond the period of notice and cure provided in such Party's Lease (hereinafter the "Defaulting Party"), pursuant to Section 15A hereof and in addition to any other remedy available at law or in equity, the Party not then in default (the "NonDefaulting Party") may at any time after five (5) days written notice to the Defaulting Party thereafter: (i) cure the default of the Defaulting Party by payment of monetary sums due or otherwise by undertaking to perform any matter with respect to which breach has occurred;
(ii) require an assignment of the Defaulting Party's Lease. In the event the Defaulting Party notifies the Non-Defaulting Party within said five (5) day period that the matter with respect to which a default is claimed is the subject of a litigation or dispute between the Defaulting Party and the Developer, then the Non-Defaulting Party shall not have the option to (a) cure the alleged default, unless the failure would jeopardize the Non-Defaulting Party's Lease and/or its occupancy thereunder, or (b) require an assignment of the Defaulting Party's Lease until the litigation pertaining thereto is concluded and the Defaulting Party is determined to be in default without a cure thereof. Neither Party shall permit the termination of its Lease based on an alleged default under its Lease. Notwithstanding the foregoing, in the event the NonDefaulting Party elects to cure any default by the Defaulting Party, all sums paid by the NonDefaulting Party shall be due from the Defaulting Party within ten (10) days of receipt of a bill therefore together with interest from the date advanced at the rate specified in Section 17(i) hereof.

        Upon the Defaulting Party's Premises becoming vacant or upon the cessation of the conduct of business in the Premises for a period of eighteen
(18) days, the NonDefaulting Party shall have all the rights set forth in this Agreement in addition to all other remedies available at law or in equity.

        In the event the Lease is assigned in violation of the provisions of the Defaulting Party's Lease or in violation of this Agreement, the Parties agree that the NonDefaulting Party may seek and shall be entitled to obtain such legal and equitable relief as shall be available at law or in equity to prevent the transfer in violation of the terms set forth herein.

        16. Indemnity and Waiver of Subrogation. Each Party shall indemnify, without regard to insurance proceeds receivable, defend and save the other Party and such Party's agents, contractors and employees harmless from all

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costs, liabilities, obligations, damages, penalties, claims or actions
(including without limitation, any and all sums paid for investigation costs, settlement of claims, consultant and expert fees, and reasonable attorneys' fees, and costs and expenses of litigation and appeal from the first notice of any claim or demand), payable in connection with or resulting from any of the following:

        a. a breach of any representation or warranty contained in such indemnifying Party's Lease;

        b. loss of life, personal injury or damage to property, occurring in, on or about the Premises as the result of a negligence, act or omission to act of the indemnifying Party, its agents, contractors or employees;

        c. any breach or other failure to perform any covenant or agreement under this Agreement;

        d. the presence of Hazardous Substances (as defined in the indemnifying Party's Lease) in, on or under the Premises, the Building or the Shopping Center at any time during the term of this Lease resulting from the negligence or act or omission of the indemnifying Party, its agents, contractors or employees; or

        e. violation of or noncompliance with any public law, statute, ordinance, governmental rule or regulation or requirement imposed by any city, county, state or federal authority having jurisdiction over the subject matter pertaining to the indemnifying Party's obligations with respect to its Premises, the Building or the Shopping Center. It shall be the obligation of the indemnifying Party to defend the other Party by counsel reasonably acceptable to the indemnified Party.

        Each Party hereby waives any rights it may have against the other
Party in connection with any of the matters which are the subject of the insurance required to be carried pursuant to Section 12 of this Agreement or which may be carried by such Party in excess of the requirements set forth in
Article 12 of the TGGI Lease or the Tower Lease. Each Party on behalf of their respective insurance companies insuring their respective interests against any such loss or risk, waive any right of subrogation it may have against the other Party and each Party will provide evidence to the other within fifteen (15) days of receipt of a written request therefore at any time during the term of this Lease that any policy maintained pursuant to this Agreement or otherwise at such Party's option, shall contain a provision affirming the aforesaid waiver.

        17. Miscellaneous.

        a. Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; it is the intention of the parties hereto that if any provision of this Agreement is

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capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

        b. No Partnership. It is agreed that nothing contained in this Agreement or in any Party's Lease shall be deemed or construed as creating a partnership or joint venture between Tower and TGGI or between any Party and the Developer or cause any of them to be liable and responsible in any way for the obligations or debts of the other.

        c. Tower Sales. Notwithstanding the provisions of Section 16.e of this Agreement, Tower shall not be prevented from selling material and/or products permitted to be sold under the provisions of the Tower Lease and alleged to be pornographic or obscene unless said materials and/or products are determined to be in violation of applicable obscenity statutes and/or other statutes pursuant to a final non-appealable judgment of a court of competent jurisdiction.

        d. Time; Binding Effect; Choice of Law. Time is of the essence of this Agreement and each and every provision hereof. The Parties hereto agree that all the provisions of this Agreement are to be construed as both covenants and conditions as though the words imparting such covenants and conditions were used in each separate paragraph hereof. All of the provisions hereof shall bind and inure to the benefit hereto and their respective heirs, legal representatives, successors and assigns. This Agreement shall be covered by the laws of the State of Nevada.

        e. Waiver. No covenant, term, or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of other covenant, term or condition. Acceptance by either party of any performance by the other after the time the same shall have become due shall not constitute a waiver by the other party of the breach or default of any covenant, term, or condition, unless otherwise expressly agreed in writing by the other party.

        f. Reasonable Consent. Except as limited elsewhere in this Agreement, wherever in this Agreement or in any matter pertaining to a Party's occupancy of the Premises, such Party shall be required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed. Except where other time periods to give or deny consent are otherwise provided in this Agreement, it is agreed that failure to respond in writing to a written request for consent stating the specific reasons for denying same within ten (10) business days from the date of such request shall be deemed to constitute a granting of such consent; if the written request for consent sets forth a shorter time period (but in no event less than five (5) business days) and references this Section of the Agreement, the consent shall be deemed granted at the end of the shorter period unless such consent is denied in writing stating the specific reasons therefor within such shorter time period. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Agreement, but in no event shall

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either Party be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

        g. Notices Whenever in this Agreement it shall be required or permitted that notice or demand be given or served by either party to this Agreement to or on the other, such notice or demand shall be given or served, and shall not be deemed to have been duly given or served unless in writing and served personally or forwarded by (i) certified or registered mail, return receipt requested, (ii) guaranteed overnight mail delivery service, or (iii) facsimile transmission with evidence of delivery; such notice shall be addressed to the addresses of the parties specified on the signature page hereto and, in the case of Tower, with copies to Walter S. Martin, Devaughn Searson and Russell Solomon at the same address. Date of service of a notice served by mail shall be the date of receipt or refusal of receipt. Either party may change such addresses or the persons to whom the notices are to be sent by written notice by certified or registered mail to the other Party.

        h. Cost of Suit. If either party or Developer shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing Party shall pay the successful Party a reasonable sum for attorney's fees and costs that shall be deemed to have accrued on the commencement of such action and shall be paid pursuant to an order of a court of competent jurisdiction. Attorney's fees incurred in enforcing any provision of this Agreement are recoverable as a separate item; this provision is intended to be severable from the provisions of the Lease or the other provisions of this Agreement and to survive any judgment that is not deemed merged into the judgment.

        i. Interest Charges. Wherever in this Agreement reference is made to the accrual of interest or to interest on sums due to either party, such sums shall bear interest from the date due at a rate equal to the greater of ten percent (10%) per annum or the Reference Rate announced by the Bank of America N.T. & S.A. plus one percent (1%) or the rate of interest to avoid imputed interest pursuant to the provisions of the Internal Revenue Code of 1986 as amended. Notwithstanding anything to the contrary contained herein, interest to be paid hereunder shall be limited to the maximum legal rate payable. Payment of such interest shall not excuse or cure any default under this Agreement unless expressly agreed to in writing.

        j. Assignment. This Agreement may not be assigned or transferred without (i) the prior written consent of both Parties which may be withheld in such Party's sole and absolute discretion, and (ii) the prior written consent of Developer which consent shall not be unreasonably withheld or delayed and which shall be subject to the provisions of Section 17.f hereof. Any transferee shall expressly assume and agree in writing to be bound by the terms of this Agreement.

        k. Termination. This Agreement shall terminate upon the occurrence of any of the following events:

                (i) Expiration or earlier termination of either of the Leases;


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                (ii)  separation pursuant to Section 13 of this Agreement;

                (iii) transfer of all or any interest in the Lease pursuant to which the Party ceases conduct of business in the Premises pursuant to
        Article 5 of such Party's Lease.

        The provisions of Sections 13 and 16 of this Agreement shall be deemed to survive termination of this Agreement.

        1. Entire Understanding. THIS AGREEMENT TOGETHER WITH THE EXHIBITS HERETO CONSTITUTES THE ENTIRE AGREEMENT BETWEEN TGGI AND TOWER RELATIVE TO THE SUBJECT MATTER HEREOF, AND THIS AGREEMENT AND THE EXHIBITS AND ATTACHMENTS MAY BE ALTERED, AMENDED OR REVOKED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BOTH TOWER AND TGGI.

        IN WITNESS WHEREOF, the Parties have hereto executed this Agreement to be effective as of the Effective Date.

THE GOOD GUYS, INC.                             MTS, INC.,
a Delaware corporation                          a California corporation,
                                                dba Tower Records/Book/Video

By: /s/ Gregg Steele                            By: /s/ Walter S. Martin
    ---------------------------                      --------------------------
    Gregg Steele
    Vice President Real Estate

7000 Marina Blvd.                               2500 Del Monte St., Bldg. C
Brisbane, CA 94005-1840                         Sacramento, CA 95691
ATTN: Vice President Real Estate                ATTN: Michael Solomon

Date of Execution:   4/20/95                    Date of Execution:   4/20/95
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                                ACKNOWLEDGEMENT

        Developer has read and hereby approves the foregoing Agreement and each and every term hereof. Developer acknowledges and agrees that it shall be bound by the provisions of this Agreement pertaining to the transfer of any interest in the Tower Lease and/or the TGGI Lease and their respective Premises pursuant to Sections 14 and 15 hereof. Developer will provide to the other Party a copy of any notice of default given to any Party under the Lease, such notice to be given simultaneously with the notice to the Party against whom the default is alleged by Developer.

        DEVELOPER AND TOWER AGREE THAT NO CHANGES TO THE TOWER LEASE SHALL BE ENTERED INTO, WHICH WOULD HAVE THE EFFECT OF INCREASING THE BURDEN OF TGGI AS THE RESULT OF THE SHARED EXPENSES REFERRED TO IN SECTION 8 ABOVE OR THE OBLIGATIONS OF TGGI IF IT WERE TO ASSUME THE TOWER LEASE OR SUBLEASE THE TOWER PREMISES, WITHOUT OBTAINING THE PRIOR WRITTEN CONSENT OF TGGI.

        DEVELOPER AND TGGI AGREE THAT NO CHANGES TO THE TGGI LEASE SHALL BE ENTERED INTO, WHICH WOULD HAVE THE EFFECT OF INCREASING THE BURDEN OF TOWER AS THE RESULT OF THE SHARED EXPENSES REFERRED TO IN SECTION 8 ABOVE OR THE OBLIGATIONS OF TOWER IF IT WERE TO ASSUME THE TGGI LEASE OR SUBLEASE THE TGGI PREMISES, WITHOUT OBTAINING THE PRIOR WRITTEN CONSENT OF TOWER.

WILTON COMPANY SAHARA,
a Nevada Limited-Liability Company

BY: /s/ Jay H. Wilton
   ------------------------------
   Jay H. Wilton, Managing Member

3226 Thatcher Avenue
Marina Del Rey, CA 90292

Date of Execution: 4/26/95


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